UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2016

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-32190

Virginia	20-0812170
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2016, Afton Chemical de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Afton Mexico”) and an indirect wholly owned subsidiary of NewMarket Corporation (the “Company”), entered into a Share Sale Agreement (the “Purchase Agreement”) to acquire in excess of 99% (the exact percentage being the “Applicable Percentage”) of the outstanding capital stock (the “Shares”) of Aditivos Mexicanos, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“AMSA”).

Chevron Oronite Company LLC owns approximately 40% of AMSA and is the largest single shareholder of AMSA. Substantially all of the remaining shares of AMSA are owned by Claudio X. Gonzalez and Luis Molina Montes and their respective extended family members.

Pursuant to the Purchase Agreement, Afton Mexico has agreed to acquire the Shares in exchange for a cash payment equal to the Applicable Percentage of $182,500,000, subject to a customary working capital adjustment (the “Acquisition”). The Company plans to finance the Acquisition with available cash and draws under its existing credit facilities. The Acquisition is not conditioned on receipt by Afton Mexico or the Company of any debt or other third-party financing.

The Purchase Agreement includes certain customary representations, warranties and covenants. Closing of the Acquisition is expected to occur during the first half of 2017 and is subject to various customary closing conditions, including, among others, approval by the Mexican Federal Economic Competition Commission (or the expiration of the relevant statutory period).

This summary of the Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the terms of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.

Item 8.01	Other Events.

On December 19, 2016, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

***

Caution Regarding Forward-Looking Statements

Some of the information contained in this report constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although our management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of our business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, a failure to obtain the approval of the Mexican Federal Economic Competition Commission or any other required regulatory approvals with respect to the acquisition or a failure by one or more parties to satisfy any applicable conditions to closing the acquisition, as well as the other factors detailed from time to time in the reports that we file with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2015 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by us in this report speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Acquisition or the Company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this report after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this report, or elsewhere, might not occur.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Share Sale Agreement dated December 16, 2016, by and among Afton Chemical de México, S.A. de C.V., Chevron Oronite Company LLC, the individual Local Sellers listed therein, the Local Sellers’ Representative listed therein and NewMarket Corporation, as Buyer Guarantor.*

99.1	Press release dated December 19, 2016

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and/or exhibits will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2016

NEWMARKET CORPORATION

By:	/s/ Brian D. Paliotti
Brian D. Paliotti
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Share Sale Agreement dated December 16, 2016, by and among Afton Chemical de México, S.A. de C.V., Chevron Oronite Company LLC, the individual Local Sellers listed therein, the Local Sellers’ Representative listed therein and NewMarket Corporation, as Buyer Guarantor.

99.1	Press release dated December 19, 2016